Exhibit 10.42

[***] INDICATES CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

PROJECT [***] -TERM SHEET

(SUBJECT TO CONTRACT)

This Term Sheet (“Term Sheet”) is dated this____ day of March, 2022 by and between Springfields Fuels Limited, a company duly organized and existing under the laws of England and Wales with company number 03857770 whose registered office is situated at Springfields, Salwick, Preston, Lancashire, PR4 0XJ, United Kingdom (“SFL”), and Perma-Fix Environmental Services, Inc., a company duly organized and existing under the laws of the United States with offices located at 8302 Dunwoody Place, Suite 250, Atlanta, GA 30350, United States (“Perma-Fix” or “PF”). SFL and Perma-Fix are individually referred to herein as “Party” and jointly referred to herein as the “Parties”.

This Term Sheet summarizes the Parties’ mutual understanding of the terms and conditions in connection with the formation and operation of a Joint Venture established [***], incorporated in England. Other than in respect of confidentiality, as set out in this Term Sheet, no Party shall have any legally binding or enforceable obligations in respect of this Term Sheet unless there has been and until (i) the conclusion of due diligence satisfactory to all Parties; (ii) the execution of a mutually agreed definitive Joint Venture Agreement (“JV Agreement”) and other supporting agreements by duly authorised representatives on behalf of each Party; and (iii) the receipt of all approvals required to be obtained by each Party for the project.

Moreover, except as expressly provided in any finally executed JV Agreement, no past or future action, course of conduct or failure to act relating to the proposed project, or relating to the negotiation of the terms of the JV Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of any Party. It is understood and agreed by the Parties that a JV Agreement will be subject to additional review and comment by the Parties and their respective legal counsel; and each Party reserves the right to seek to remove, amend or append the proposed terms set forth below as may be appropriate.

Topic	Proposed Term

The Parties	●	Springfields Fuels Limited (“Springfields” or “SFL”), an affiliate of Westinghouse Electric Company LLC
	●	Perma-Fix Environmental Services, Inc. (“Perma-Fix” or “PF”)
	●	[JV company (“JV”)]

Collectively the “Parties” and individually each a “Party”.

SFL and PF together the “Owners” and individually each an “Owner”.

Authorized Scope	The authorized scope and business of the JV is to receive, characterize (pre- and post-treatment), and treat/process nuclear waste, [***] treated on Springfields’ nuclear licensed site, [***] (“SFL Site”) (and on no other licensed site), [***].

For the purposes of clarity, “Nuclear Waste” is defined as radioactive waste and/or radioactive material suitable for [***].

Corporate Form	The JV shall be a [***], incorporated in England.

SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

Conditions Precedent	The JV Agreement shall contain certain CPs for the implementation of the JV including but not limited to:

●	receipt of all regulatory clearances in relation to merger control and foreign investment/ national security reviews; and

●	receipt of any required nuclear regulatory consents and other approvals to the extent required.

Regulatory filings	The Parties will work cooperatively and in a timely manner in making all necessary and appropriate Owner and JV filings to governmental authorities including in relation to merger control and foreign investment/ national security reviews, as applicable.

As the “Managing Partner”, SFL will be responsible for making filings on behalf of the JV, but PF will be required to co-operate and provide all required assistance to SFL in relation to the same.

Ownership Interests in the JV	The initial shareholding of the Owners shall be as follows:

[55]% SFL
[45]% PF

Board Composition	The board of directors shall be composed of [***] directors:
● [***] from SFL
● [***] from PF

One of the SFL-appointed directors shall serve as the Chairperson and a PF-appointed director shall serve as the Vice-Chairperson.

The quorum for a meeting of the board shall be [***] directors, including one SFL director and one PF director.

Each board member shall have one vote subject to the provisions relating to conflicts of interest/ related party transactions.

Any remuneration of the board members shall be determined and provided by their appointing Owner and shall not be a JV expense.

All board decisions shall require a simple majority vote unless otherwise specified in the JV Agreement, and subject to the reserved matters set out in the JV Agreement.

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

Management	The JV shall have a certain number of executive positions, all of whom shall report directly to the CEO:

●	CEO
●	CFO
●	CTO

The CEO and CFO shall be nominated and provided by SFL. The CTO shall be nominated and provided by PF. Any remuneration of the executives (and board members) shall be determined by and be the responsibility of their appointing Owner and shall not be a JV expense.

Reserved matters and decisions in respect of Nuclear Obligations	The board will be responsible for the overall management of the JV but certain actions, including but not necessarily limited to the following, will be reserved for unanimous agreement by the Owners.

●	Amendment of JV Agreement
●	Modification of Owner interests
●	Affiliated party transactions
●	Change in dividend distribution policy
●	Termination or liquidation of the JV
●	Declaration of bankruptcy
●	Major expansions over [$TBD]
●	Major divestments
●	Modification of JV scope
●	Approval of contracts over [$TBD)
●	Approval of cost overruns over [$TBD]
●	Approval of customer contracts over [$TBD)
●	Agreement of and amendments to strategic business plans of the JV
●	Agreement of and amendments to [annual] budgets of the JV
●	Borrowing money or the incurring of indebtedness by the JV
●	[Others to be considered and incorporated in the JV Agreement]

Shareholder meetings	The quorum for a shareholder meeting shall be one SFL shareholder and one PF shareholder present in person or by proxy.

Notice of at least [10] business days, of all meetings (including adjourned meetings) must be given to all Owners and the Owners shall have the right to appoint proxies or other representatives to attend such meetings.

Regulatory compliance	Certain rights set forth in the JV Agreement regarding SFL Nuclear Obligations, as defined below, shall be granted to SFL in its role as Operator and nuclear site license holder.

SFL as nuclear site licensee of the Springfields Site shall have sole authority to decide or determine any matter that relates to compliance with Nuclear Obligations.

“Nuclear Obligations” means: (i) any obligations of SFL (including any safeguard obligations to meet plant specific safeguard requirements or otherwise) pursuant to any applicable nuclear licence, nuclear laws or requirements of an applicable regulatory board, commission or relevant governmental instrumentality; and (ii) any act, omission or other matter that SFL determines by reference to the proper exercise of its judgment as a nuclear site licensee in accordance with those obligations as to what is or is not required to be done in any given situation in order to comply with those obligations (taking into account any applicable regulatory guidance or codes of conduct).

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

The Parties acknowledge that SFL as a nuclear site license holder in respect of the Springfields Site is subject to various nuclear obligations including (but not limited to) in relation to:

●	site safety
●	site security
●	safeguarding
●	obligations under the applicable nuclear regulatory framework (including SFL’s nuclear site license)
●	requirements of the Office for Nuclear Regulation
●	arrangements entered into with the Nuclear Decommissioning Authority

Each of the Parties agrees to co-operate with SFL in complying with all applicable Nuclear Obligations.

Notwithstanding any other provision in the JV Agreement, the Parties acknowledge that the rights, remedies and powers in or under the JV Agreement, whether in respect of the board matters, any reserved matters or otherwise, may be exercised only to the extent that the exercise thereof does not violate any applicable Nuclear Obligations or cause SFL itself or PF to violate or act contrary to any Nuclear Obligations.

Conflicts of interest	The board of directors shall develop a policy relating to conflicts of interest and related party transactions which shall be adopted through the Owner reserved matter procedure.

The JV Agreement shall identify certain matters which could present a conflict of interest (e.g. related party transactions and disputes between the JV and an Owner or its affiliate) and such matters shall be dealt with in accordance with the conflict of interest policy as adopted by the Owners.

Capex and Contributions	●	The Owners shall contribute cash to the JV in proportion to their ownership interest in the JV. Such cash shall be used by the JV (i) to make improvements and or alterations to the existing Springfields infrastructure and site in preperation for the conduct of the JV’s business; (ii) engineer, procure, install and commission the [***] equipment; and (iii) to fund the initial JV operations and working capital requirements.

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

	●	Upon formation of the JV vehicle, Capex requirements in respect of fixed assests shall be borne by the Owners in accordance with a capex plan to be agreed between the Owners. The specific requirements may be addressed in the JV Agreement, an operating agreement, as part as the JV budgetary process and/or some other mechanism, as may be appropriate.

	●	The Owners shall contribute cash to the JV in proportion to their ownership interest to fund ongoing JV operations and working capital requirements pursuant to an initial operating budget and annual operating budgets set and agreed to by the Owners in accordance with the budgetary process set forth in the JV Agreement.

	●	The JV shall call capital from the Owners on an as-needed basis, consistent with terms set forth in the JV Agreement and a capital plan to be agreed between the Owners before signing of the JV Agreement.

If at any time an Owner fails to make their full proportionate capital contribution another Owner may make all or part of such proportionate capital contribution on the non-contributing Owner’s behalf. Such contributions shall be treated as a loan to the non-contributing Owner which shall bear interest at an annual rate [***], until fully repaid. Alternatively, all or any part of a distributions remaining outstanding at the time of a distribution may be withheld from the Owner failing to meet its capital contribution obligations and applied to settle any outstanding capital contribution.

	●	Any additional capital contribution requests that are not contemplated by the agreed capital plan, whether in cash or in kind, by Owners shall require unanimous consent of the Owners.

	●	Capital calls may be required without unanimous approval of the Owners in certain narrow situations related to SFLs Nuclear Obligations. However, these capital calls will still be subject to the ownership interest and JV administrative/management terms of the agreement.

Pre-JV formation costs	●	A pre-formation fund of [***] per party [***] has been agreed for activities prior to the formation of the JV - this will be capitalized into the JV upon it’s formation.

	●	It is understood and agreed that all pre-JV formation costs incurred by the Parties over and above the aforementioned pre formation fund shall be borne by the respective Parties incurring such cost and shall not be considered a capital cost incurred by the JV. Following the formation of the JV, any engineering, procurement and construction management services, including project management, provided by the Parties shall be borne by the JV

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

	●	The above notwithstanding, it is understood and agreed that technical support services for the [***] Process/Equipment shall be provided by PF pursuant to the terms of technology licensing and support services agreement(s).

Distributions	●	During operations, it is intended that the JV shall be self-financed out of the retained earnings of the JV. For financial accounting and tax purposes the JV’s net profits or net losses shall be determined on a monthly basis and shall be allocated to the Owners in proportion to each Owner’s relative ownership interest in the JV as set forth in the JV Agreement and as may be amended from time to time by mutual written agreement of the Owner’s.

	●	The JV shall have a distribution policy, which shall be agreed upon by the Owners and set forth specifically in the JV Agreement. It is anticipated that distributions will generally be made on an annual basis subject to the distribution policy and the operating budget requirements set forth in the initial operating budget and each annual operating budget established thereafter and adopted by the JV. The above notwithstanding, the Owners shall have the authority to determine and distribute available funds annually or at more frequent or infrequent intervals as they may mutually agree.

Land/License	●	Upon startup of the SFL Site [***] operations, SFL shall sublease the part of the SFL Site as required for the JV to operate its business to the JV at market rates subject to all relevant Owner approvals.

Such sub-lease shall include the necessary property and improvements to perform all required SFL Site [***] operations of the JV.

[***] Process Equipment and Ancillary Equipment and Processes	●	PF shall provide all required licenses (including through entry into a technology license agreement) and approvals to the Operator and the JV as required in order to enable the Operator to operate the [***] Process/Equipment at the SFL Site on behalf of the JV. For purposes of clarity, SFL shall be responsible for obtaining necessary regulatory permitting and licenses required for the SFL Site to operate the [***] Process/Equipment.

	●	Upon startup of the SFL Site [***] operations, PF shall provide technical support services for the [***] Process/Equipment pursuant to the technology licensing and support services agreement(s). Such technical support services shall include on-site training of SFL personnel.

	●	Prior to startup of the SFL Site [***] operations, PF will be responsible for all costs associated with providing the required training of personnel and technical support and covering its own costs necessary to accomplish the commissioning of the [***] Process/Equipment. Likewise, SFL will be responsible for its own costs associated with PF’s training of SFL’s personnel and covering its own costs necessary to accomplish the commissioning of the [***] Process/Equipment.

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

	●	All SFL personnel training provided by PF will be set forth in a training plan drafted by PF and approved by SFL, Perma-Fix and/or the JV, as appropriate.

	●	PF shall agree (a) to provide reasonable and customary warranties / performance guarantees for the services it provides in the technology licensing and support services agreement(s) and on the technology/equipment for a reasonable period of time in order to correct a malfunction, failure or such similar issue that may be caused by the design, specification, or manufacture of the unit and (b) to provide support services on an as-needed basis (as determined by the JV) subject to a license and support services agreement during the life of the JV vechicle

	●	Likewise, SFL shall agree to provide a reasonable and customary warranty/ performance guarantee for the equipment and processes it provides to support the SFL Site [***] operations and for a reasonable period of time in order to correct a malfunction, failure or such similar issue that may be caused by the design, specification, or manufacture of the equipment/ processes provided.

	●	Any warranty, or extended warranty for the unit, equipment, etc. that is manufactured by a third party will be passed through to the Parties and/or the JV.

Intellectual Property (“IP”)	●	Each Party shall retain ownership of its background IP and foreground IP used by the JV.

	●	PF shall grant to the JV a non-exclusive, perpetual “technology license” to enable the JV to operate the [***] Process/Equipment on agreed terms for the life of the JV. Such license shall enable SFL to operate the [***] Process/Equipment on behalf of the JV. The license will include an annual licensing fee (to be paid by the JV) for the use of the [***] Process/Equipment and technical support provided by PF.

	●	The license shall include standard terms, conditions, representations and warranties concerning ownership, licensing authority and infringement of IP.

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

Operatorship	●	Following commissioning (i.e., completing and meeting the necessary trial run, facility commissioning activities and requirements) of the SFL Site [***] operations, and training from PF, SFL shall serve as the SFL Site [***] operator (“Operator”) pursuant to the terms of an operating agreement between SFL and the JV (“Operating Agreement”).

	●	The Operating Agreement shall give SFL as Operator full authority to operate the SFL Site [***] facility in accordance with its nuclear site license requirements. (including but not limited to the obligation to enable SFL to hold the “controlling mind” in relation to all applicable Nuclear Obligations), subject to limitations defined in such agreement (i.e., SFL must follow PF operating procedures for the technology provided this does not impact SFL’s ability to comply with its Nuclear Obligations.)

	●	The Operating Agreement shall provide that SFL, as Operator, has the authority to: (a) shut down operations in cases of safety/compliance concerns and, (b) take any and all actions as may be required in order to comply with its Nuclear Obligations as a nuclear site licensee.

	●	The JV Agreement and Operating Agreement shall include agreed upon, reasonable and customary indemnification and limitation of liability provisions mutually agreed to by SFL and PF.

	●	[***]; SFL and PF shall designate all individuals working in the JV, in accordance with the terms of the JV Agreement, and all such individuals shall remain SFL or PF employees. PF understands and agrees that the General Manager of the SFL Site [***] operations will be a SFL employee designated by SFL.

	●	The Operating Agreement shall include an agreed upon dispute resolution process for resolving any disagreements among the Owners.

	●	SFL and PF shall be reimbursed by the JV for certain operating costs incurred by SFL and PF in respect of the JV as follows:

○	`Direct costs (including personnel training), materials and utilities shall be reimbursed at full cost plus [***]; and

○	Indirect labor (G&A expenses) shall be reimbursed proportionate to their association with relevant direct costs plus [***].

○	Licence payments shall be paid to both parties for:

I.	IP Licence to PF [TBC]

II.	Site Licence to SFL [TBC]

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

Sales and Marketing	A Marketing and Sales steering committee shall be formed comprising one representative from each Owner to participate in activities. The lead of the steering committee shall be rotated annually.

All parties shall identify business opportunities.

Potential business opportunities shall be communicated to the Marketing and Sales steering committee.

The Marketing and Sales steering committee shall recommend to the JV a bid/no bid decision using the [***] bid/no-bid assessment process.

Any recommendation must be accepted by the JV prior to formal engagement with the customer.

The scope of business opportunities shall consist of [***].

The party responsible for leading the business opportunity with the customer shall be determined using a “best athlete approach” based on geography and strength of the relationship with customer.

Sales and Marketing activities will be conducted pursuant to the JV business plan and budget. Sales and marketing expenses incurred outside of the budgeted efforts are subject to JV partners approval. Unapproved sales and marketing expenses will be borne by the JV partner incurring the costs.

**Note: SFL and PF will agree on an appropriate communications strategy prior to the engagement with potential customers.

Compliance	The JV and the Owners shall at all times in respect of the JV and its activities, comply with certain, applicable [***] policies and procedures, as agreed by the Owners and/or adopted by the JV and as issued/updated from time to time governing, among other things:

●	ISO standards 9001/14001/45001
●	EHS policies
●	Information security
●	Export/Import Control
●	Procurement
●	Anti-Bribery/Anti-Corrupt ion
●	IP
●	Confidentiality
●	Accounting & Finance
●	Human Resources - Employee concerns, Code of Ethics
●	SFL’s Site License Conditions and any requirements issued by SFL to enable it to maintain compliance with such conditions, such as requirements relating to site safety and security
●	Corrective Action & Human Performance

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

It is understood and agreed that at no time shall PF be compelled to adopt [***] policies and procedures as its own or otherwise be required to modify its policies and procedures in order to comply with the policies and procedures of [***] or the JV.

Exclusivity[1]	●	The JV’s exclusive rights to the use of the [***] treatment technology ·may be summarily described as follows:

○	[***];

○	[***];

○	[***]

○	[***].

The JV Agreement may set out situations which allow the Owners to pursue opportunities outside of the agreed exclusivity arrangements. [***], subject to the provision of appropriate “rights of first refusal” (or other approvals}. This may be a general agreement or an agreement determined on a project specific basis.

1 Subject to review of antitrust counsel. The JV will need to be notified under merger control rules and cannot be implemented until clearance is achieved.

2 [***]

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

	●	[***].

Term	The term of the JV shall be perpetual, unless and until:

●	otherwise terminated in accordance with the terms of the JV Agreement; or

●	otherwise required by applicable law; or

●	SFL ceases to hold the nuclear site license in respect of the SFL Site; or

[***] SFL Site and SFL’s permitted activities are terminated or modified in a way that does not permit the implementation and operation of the JV as intended.

Business plan and budget	The Owners shall agree and procure the adoption of a five (5) year business plan and an initial annual operating budget for the JV and thereafter adopt an annual operating budget for each subsequent financial year.

Each business plan and operating budget shall include, as a minimum:

●	the JV’s overall strategy for the period covered by the business plan/budget;

●	a marketing plan and budget for direct marketing expenses;

●	details of calls for capital or extraordinary expenses, dividends or other distributions proposed to be made to the Owners in accordance with the terms of the JV Agreement.

Each budget shall include as a minimum:

●	expected [monthly] income statement, balance sheet and cash flow; and

●	expected funding requirements and the proposed methods of meeting those requirements (including through funding provided by Owners).

Transfers of Ownership	●	Any transfer of ownership shall be subject to any required regulatory approvals.

	●	Other than specific transfers as may be agreed between the Owners, no Owner may transfer any ownership interests in the JV for a period of 3 years from the commercial operation date of the facility.

	●	The above notwithstanding, the Agreement shall not prohibit a transfer of ownership interest pursuant to the purchase or sale of a partner to a third party.

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

Subject to the above principles:

	●	Voluntary Transfers: Transfers of ownership interests in the JV between Owners are unrestricted, as well as those between an Owner and certain affiliates. Each Owner shall have a Right of First Refusal (“ROFR”) over any other voluntary transfers to a third party, at the same price offered by such third party. If more than one Owner (the “Buying Owners”) exercise their ROFR, they shall each purchase ownership interests in proportion to their individual ownership percentage divided by the combined ownership percentage of the Buying Owners.

	●	Involuntary Transfers: If an Owner (the “Selling Owner”) becomes insolvent or is in material breach of the JV Agreement or a supporting agreement that is not corrected within an agreed time, each other Owner (the “Buying Owners”) shall have a right to purchase the Ownership Interests of the Selling Owner. The price shall be determined by a qualified valuation firm selected jointly by the Owners participating in the involuntary transfer of Ownership Interests.

	●	The JV Agreement shall address certain non-qualifying transferees to whom a transfer of ownership is not permitted (such as a competitor of a Party, a party subject to an insolvency event, or a party subject to sanctions or who is listed on other agreed listed maintained by certain government authorities).

	●	The JV Agreement will address customary drag along and tag along rights in the event of certain transfers of ownership.

	●	Notwithstanding any transfer by PF of any or all of its interests in the JV to other Owners, affiliates or third parties, PF shall remain liable to continue to provide all required technical and support services as well as technology licenses and intellectual property rights to enable the Operator to continue to operate the facility on behalf of the JV for the life of the facility’s operation.

Termination	●	The JV Agreement shall include customary and other “market” provisions for addressing events such as:

○	failure to satisfy any initial CPs
○	any winding up of the JV in accordance with the terms of the JV Agreement or by law;
○	written agreement of all Parties;
○	the JV only having one Owner
○	SFL ceasing to hold a nuclear site license;
○	termination of SFL’s arrangements with the NOA (e.g., in respect of the lease for the Springfields Site);
○	termination of the Operating Agreement between SFL and the JV; and
○	specified events of default

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

PERMA-FIX CONFIDENTIAL

Topic	Proposed Term

Decommissioning	The Parties acknowledge that SFL will be subject to a decommissioning liability in respect of the facility once the facility ceases to be operational and that SFL as a nuclear site licensee is obligated to contribute to a decommissioning fund to cover all decommissioning liabilities that arise on the SFL Site.

The Owners shall agree on a decommissioning plan prior to signing the JV Agreement (and which shall be adopted by the JV) in order to ensure that the Owners and/or JV each contribute proportionately to the decommissioning fund to cover the decommissioning costs of the facility.

General Warranties	The JV Agreement will contain warranties from each of SFL and PF to include capacity, the power to enter into the transactions contemplated by the JV Agreement, solvency and no conflict with their respective constitutional documents.

Additional support by Owners	The Owners shall enter into various additional support arrangements in respect of the facility including (but not limited to) the following:

●	Each Owner shall enter into a marketing agreement with the JV pursuant to which marketing and other services may be provided to the JV from time to time.

●	PF shall enter into a technical services agreement with the JV in order to provide technical services in respect of the operation and maintenance of the facility for the operating life of the facility.

●	PF shall enter into a technology license and provide engineering, procurement, installation management, commissioning, training, and support services for the [***] technology to the JV.

●	SFL shall enter into an operating agreement with the JV in respect of the operation of the facility.

●	SFL and PF shall develop and agree a capex plan for all capital expenditure required in respect of the [***] technology/facility and the designated building at the SFL Site.

●	SFL and/ PF, as appropriate, shall enter into any and all arrangements as may be required in order to engineer, procure, construct, install and commission the [***] facility at the designated building at the SFL Site and to conduct any require improvement to the designated building at the SFL Site as appropriate to host the [***] facility and technology.

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SPRINGFIELDS FUELS LTD. PROPRIETARY CLASS 2

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Topic	Proposed Term

Governing law and jurisdiction	The JV Agreement shall be governed by English law.

Dispute resolution	The JV Agreement shall include an agreed dispute resolution process for resolving any disagreements among the Owners. The dispute resolution process shall be a combination of informal and formal dispute resolution steps.

Confidentiality	The Parties acknowledge the existence of a confidentiality agreement entered into between the Parties and [***], dated 8 August 2020 (“Confidentiality Agreement”). As between the Owners, it is agreed that the existence of this Term Sheet and any Proprietary Information (as defined in the Confidentiality Agreement) disclosed pursuant to or in connection with this Term Sheet will be governed by the terms of the Confidentiality Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Term Sheet by their respective authorized representatives:

Springfields Fuels Limited

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